Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR MORE INFORMATION, CONTACT:
BARRY A. ROTHMAN
ONSTREAM MEDIA CORPORATION
954-917-6655
BROTHMAN@VDAT.COM
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ONSTREAM MEDIA CORPORATION CONFERENCE CALL
SCHEDULED FOR JANUARY 25, 2005 AT 4:15 PM

Pompano Beach, FL - January 20, 2005 - Onstream Media Corporation (Nasdaq:
ONSM), a business services provider of video and rich media communication, webcasting and digital asset management services formerly known as Visual Data Corporation, today announced that a conference call and webcast to discuss the company's recently reported fiscal 2004 year end results, as well as other recent corporate developments, will be held on Tuesday, January 25, 2005, at 4:15 pm (EST). The dial-in phone number is (800) 253-6872, and the live webcast of the conference call, as well as an archived replay, may accessed online at: http://www.visualwebcaster.com/event.asp?id=26750.

DETAILS OF THE CONFERENCE CALL ARE AS FOLLOWS:
DATE: Tuesday, January 25, 2005
TIME: 4:15 PM Eastern Standard Time
PLEASE CALL: 1-800-253-6872 Approximately 10 Minutes Prior To The
             Conference Call
WEBCAST: http://www.visualwebcaster.com/event.asp?id=26750

ABOUT ONSTREAM MEDIA CORPORATION
Onstream Media is a business services provider that specializes in video and rich media communication, webcasting and digital asset management services. Utilizing processing and distribution software, Onstream Media provides encoding, editing, indexing and querying services. Onstream Media's objectives in this service segment of its business continues to be the building of a fully robust, comprehensive Digital Asset Management (DAM) feature set that virtually any company, government agency or other enterprise having a need to manage rich media content will be able to utilize in an affordable and highly secure environment. For more information, visit the Onstream website at www.onstreammedia.com.

This press release contains forward-looking statements, some of which may relate to Onstream Media Corporation (formerly known as Visual Data Corporation), and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.